SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) March 15, 2007
____________________________________________________

DEEP DOWN INC.
(formerly MediQuip Holdings, Inc.)
(Exact name of registrant as specified in its charter)

Nevada
(formerly Delaware)
(State or other jurisdiction of incorporation or organization)

75-2263732
(IRS Employer Identification Number)

15473 East Freeway
Channelview, Texas 77530
(Address of principal executive offices)

Ronald E. Smith, President
Deep Down, Inc.
15473 East Freeway
Channelview, Texas 77530
(Name and address of agent for service)

(281) 862-2201
(Telephone number, including area code of agent for service)

ITEM 2.01 - Completion of Acquisition or Disposition of Assets

On December 28, 2006 Deep Down, Inc. (formerly MediQuip Holdings, Inc.) (the “Company”) filed a current report on Form 8-K disclosing the completion of the acquisition of all of the issued and outstanding shares of capital stock of Deep Down, Inc., a Delaware coporation (“Deep Down”) a privately held company that immediately prior to consummation of the Agreement with MediQuip combined with SubSea Acquisition Corporation and Strategic Offshore Services Corporation. Deep Down specializes in the provision of installation management, engineering services, support services and storage management services for the subsea controls, umbilicals & pipeline industries offshore.

As permitted under Item 9.01 of Form 8-K, the financial statements of Deep Down and the pro-forma financial information were omitted from the current report on the Form 8-K filed on December 28, 2006.

This amendment number 2 to the current report Form 8-K filed on December 28, 2006 is being filed to include the previously omitted audited financial statements and pro forma financial information.

ITEM 9.01 - Financial Statements and Exhibits
(a)	Financial statements of business acquired
The audited financial statements of Deep Down as of December 31, 2005 and for the years ended December 31, 2005 and 2004 and the unaudited financial statement as of September 30, 2006 and for the nine months ended September 30, 2005 and 2006 and related footnotes are attached hereto as Exhibit 99.1 and Exhibit 99.2 respectively and are incorporated herein by reference.
(b) Pro forma financial information
Unaudited pro forma combined balance sheet as of September 30, 2006, and notes to the unaudited pro forma combined financial statements are attached hereto as Exhibit 99.3 and are incorporated herein by reference. The unaudited pro forma combined balance sheet gives effect to the acquisition as if it had occurred on September 30, 2006. This information is not necessarily indicative of the results that actually would have been attained if the acquisition had occurred on the date specified nor is it intended to project the Company’s financial position for any future date. Such information should be read in conjunction with the historical financial statements of the Company.
(d) Exhibits
The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Audited financial statements listed in Item 9.01(a) above
99.2	Unaudited financial statements listed in Item 9.01(a) above
99.3	Unaudited Pro forma financial information listed in Item 9.01(b) above

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP DOWN, INC.

By: /s/ Ronald Smith
Ronald Smith, President

Date: March 15, 2007

EXHIBIT 99.1
DEEP DOWN, INC
FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2005 AND FOR THE YEARS
ENDED DECEMBER 31, 2005 AND 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Deep Down, Inc.
Houston, Texas

We have audited the accompanying balance sheet of Deep Down, Inc. (the “Company”), as of December 31, 2005 and the related statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Deep Down, Inc. as of December 31, 2005, and the results of its operations and cash flows for the years ended December 31, 2005 and 2004, in conformity with U.S. generally accepted accounting principles.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas
March 15, 2007

 Deep Down, Inc.
Balance Sheet
December 31,
2005

Assets
Cash and equivalents	$ 132,264
Receivables	922,383
Inventory	168,910
Prepaid expenses and other current assets	46,107
Total current assets	1,269,664
Property and equipment, net	1,716,214
Total assets	$ 2,985,878

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$ 415,914
Current portion of long-term debt	176,970
Line of credit	50,000
Total current liabilities	642,884
Long-term debt	1,410,613
Total liabilities	2,053,497

Common stock, no par value, 1,000 shares authorized, 1,000 shares issued and outstanding	201,000
Paid in capital	37,430
Retained earnings	693,951
Total stockholders' equity	932,381

Total liabilities and stockholders' equity	$ 2,985,878

See accompanying notes to financial statements.

Deep Down, Inc.
Statements of Operations

	Year Ended December 31,
	2005	2004

Revenues	$ 5,417,872	$ 3,748,456
Cost of sales	2,531,148	2,553,696
Gross profit	2,886,724	1,194,760

Operating expenses:
Selling, general & administrative	1,819,103	2,078,911
Depreciation	200,313	250,167
Total operating expenses	2,019,416	2,329,078

Operating income (loss)	867,308	(1,134,318)
Other income (expense):
Loss on sale of assets	(14,293)	(40,344)
Interest expense	(173,777)	(160,386)
Total other income (expense)	(188,070)	(200,730)

Income (loss) from continuing operations	679,238	(1,335,048)

Discontinued operations:
Income (loss) from operations of discontinued businesses	(5,292)	35,708
Income (loss) on disposal of business segment	(72,107)	17,860
Income (loss) on discontinued operations	(77,399)	53,568
Income tax provision	-	-
Net income (loss)	$ 601,839	$ (1,281,480)

Net income (loss) per share:
Basic and diluted	$ 601.84	$ (1,281.48)

Weighted average common shares outstanding
Basic and diluted	1,000	1,000

See accompanying notes to financial statements.

 Deep Down, Inc.
Statement of Stockholders' Equity

	Common Stock		Paid-in	Retained
	Shares	Amount	Capital	Earnings	Total

Balance at December 31, 2003	1,000	$ 1,000	$ -	$ 1,502,975	$ 1,503,975

Net loss	-	-		(1,281,480)	(1,281,480)
Dividends paid				(55,003)	(55,003)
Balance at December 31, 2004	1,000	$ 1,000	$ -	$ 166,492	$ 167,492

Net income	-	-		601,839	601,839
Return of shares for subsequent issuance	(200)	-		-	-
Shares issued for services	200	200,000		-	200,000
Stock options issued for consulting services	-	-	37,430	-	37,430
Dividends paid	-	-		(74,380)	(74,380)
Balance at December 31, 2005	1,000	$ 201,000	$ 37,430	$ 693,951	$ 932,381

See accompanying notes to financial statements.

Deep Down, Inc.
Statements of Cash Flows

	Year Ended December 31,
	2005	2004
Cash flows from operating activities:

Net income (loss)	$ 601,839	$ (1,281,480)
Net income (loss) from discontinued operations	(77,399)	53,568
Net income (loss) from continuing operations	679,238	(1,335,048)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	200,313	250,167
Stock-based compensation	237,430	-
Loss on disposal of equipment	5,851	40,345
Changes in assets and liabilities:
Accounts receivable	(151,109)	(72,593)
Inventory	(87,189)	49,838
Accounts payable and accrued expenses	(366,234)	528,120
Prepaids & other assets	(14,209)	(2,604)

Net cash provided by (used in) continuing operations	504,091	(541,775)
Net cash provided by (used in) discontinued operations	47,779	115,680
Net cash provided by (used in) operating activities	551,870	(426,095)

Cash flows from investing activities:
Proceeds from sale of equipment	33,000	8,000
Purchases of equipment	(87,208)	(174,841)

Net cash provided by (used in) continuing operations	(54,208)	(166,841)
Net cash provided by (used in) discontinued operations	112,168	69,582
Net cash provided by (used in) investing activities	57,960	(97,259)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	897,000	1,230,500
Payments of long-term debt	(573,074)	(938,277)
Draws (repayments) on line of credit	(661,843)	210,487
Dividends paid	(74,380)	(55,003)

Net cash provided by (used in) continuing operations	(412,297)	447,707
Net cash provided by (used in) discontinued operations	(74,905)	(85,333)
Net cash provided by (used in) financing activities	(487,202)	362,374

Change in cash and equivalents	122,628	(160,980)

Cash and equivalents, beginning of year	9,636	170,616

Cash and equivalents, end of year	$ 132,264	$ 9,636

See accompanying notes to financial statements.

Deep Down, Inc.
Notes to Financial Statements
Note 1: Description of Business

Deep Down, Inc., (“the Company”) a Delaware corporation, was founded in 1997. The Company provides installation management, engineering services, support services and storage management services for the subsea controls, umbilicals & pipeline industries offshore. The Company also fabricates component parts for subsea distribution systems and assemblies.

Note 2: Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Equivalents

The Company considers all highly liquid investments with maturities from date of purchase of three months or less to be cash equivalents. Cash and equivalents consist of cash on deposit with foreign and domestic banks and, at times, may exceed federally insured limits.

Accounts Receivable

The Company provides an allowance for doubtful accounts on trade receivables based on historical collection experience and a specific review of each customer’s trade receivable balance.

Inventory

Inventory is stated at the lower of cost (first-in, first out) or net realizable value. Inventory consists of supplies used in the offshore industry such as fittings and valves and unbilled work in progress.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the respective assets, generally three to seven years. Leasehold improvements are amortized on a straight-line basis over the shorter of the assets' useful lives or lease terms.

Revenue Recognition

Revenue from fabrication and sale of equipment is recognized upon transfer of title to the customer (which is upon shipment or when customer-specific acceptance requirements are met). Service revenue is recognized as the service is provided.

 Impairment of Long-Lived Assets

Long-lived assets, including property, plant and equipment, capitalized software costs, and assets held for sale are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the long-lived asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If it is determined that an impairment loss has occurred, the loss is measured as the amount by which the carrying amount of the long-lived asset exceeds its fair value.

 Income Taxes

The Company is an S Corporation for federal income tax purposes in which all elements of income and deductions are included in the tax returns of the shareholders. Therefore, no income tax provision is recorded by the Company.

Earnings Per Common Share

Earnings per common share are computed based on the weighted average number of common shares outstanding during each period. There were no dilutive securities outstanding during any periods presented.

Dividends

The Company has no formal dividend policy or obligations. Dividends are paid solely at the discretion of management.

Reclassifications

Certain prior period amounts have been reclassified to conform to current presentation.

Stock Based Compensation

The Company accounts for employee stock options relating to its common stock in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations (“APB 25”) and provides the pro forma disclosures required by SFAS No. 123R, “Accounting for Stock Based Compensation” . The Company measures compensation expense relating to non-employee stock awards in accordance with SFAS No. 123R.

During 2005, the Company granted stock options to an employee which was accounted for in accordance with APB 25.  Had the Company detemined employee stock compensation expense in accordance with SFAS No. 123, the Company's net income (loss) for 2005 and 2004 would have been as follows:

	2005	2004
Net income (loss) as reported	$601,839	$(1,281,480)
Add: stock based compensation determined under intrinsic value-based method	-	-
Less: stock based compensation determined under fair value-based method	(37,430)	-
Pro forma net income (loss)	$564,409	$(1,281,480)

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123R, “Share-Based Payment”. Under this new standard, companies will no longer be able to account for share-based compensation transactions using the intrinsic method in accordance with APB 25. Instead, companies will be required to account for such transactions using a fair-value method and to recognize the expense over the service period. This new standard also changes the way in which companies account for forfeitures of share-based compensation instruments. SFAS 123R is effective for fiscal years beginning after December 15, 2005 for non-public companies and allows for several alternative transition methods. The Company is currently evaluating the impacts of the adoption of SFAS No. 123R.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”), which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS 157 also responds to investors’ requests for expanded information about the extent to which company’s measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, but does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company has not yet determined the impact, if any, of adopting SFAS 157 on its consolidated financial statements.

Note 3: Accounts Receivable

Management has not established an allowance for uncollectible accounts and feels all accounts are collectible as of December 31, 2005. Bad debt expense totaled $11,742 and $3,876 for the years ended December 31, 2005 and 2004.

During 2005, the Company began factoring certain accounts receivables with a bank. Under the terms of the arrangement, the Company receives proceeds equal to 80% of the value of the receivable at the date of transfer. Upon collection of the receivable, the bank remits the remaining 20%, less fees and interest. Fees range from 0.25% to 7% depending on the age of the receivable and interest is prime plus 2%. The arrangement contains provisions that indicate the Company is responsible for up to 20% of end-user customer payment defaults on factored receivables.

At December 31, 2005, accounts receivable are comprised of the following:

Receivables assigned to factor	$ 626,434
Advances from factor	(501,147)
Amounts due from factor	125,287
Unfactored accounts receivable	801,731
Reserve for uncollectible accounts	(4,635)
Accounts receivable, net	$ 922,383

Note 4: Property and Equipment

Property and equipment consisted of the following at December 31, 2005:
December 31, 2005
Land	$ 335,400
Building	780,676
Vehicles and Trailers	220,586
Equipment	1,458,313
Total	2,794,975
Less: Accumulated depreciation	(1,078,761)
Property and equipment, net	$ 1,716,214

Note 5: Concentrations

The Company maintains cash balances with several banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 2005, the Company had uninsured cash balances totaling $22,260.

As of December 31, 2005, five of the Company’s customers accounted for 15%, 15%, 11%, 11% and 11% of total accounts receivable, respectively.

For the years ended December 31, 2005 and 2004, the Company’s four largest customers accounted for 16%, 13%, 11% and 10%, and 19%, 12%, 10% and 8%, of total revenues, respectively.

Note 6: Discontinued Operations

During 2005, the Company decided to discontinue its vending machine food service and jet dock businesses. These businesses were sold as management decided to concentrate exclusively on the oil and gas service and equipment businesses. During 2005, the Company sold all assets pertaining to such businesses to a third party for net proceeds of $50,130 and assumption of debt of $62,038 resulting in a loss on disposal of $72,107. The Company did not allocate any general overhead or interest expense to discontinued operations in the accompanying consolidated statements of operations.

Note 7: Lines of Credit and Long-Term Debt

During 2004 and 2005, the Company maintained several lines of credit with various financial institutions with interest rates ranging from a fixed rate of 7.5% to variable rates of prime plus 2 percent. All such lines were repaid as of December 31, 2005 with the exception of $50,000 which was repaid on January 1, 2006. Such lines were closed in 2006.

Until November 2005, the Company maintained several installment notes payable secured by equipment. On November 29, 2005, the Company repaid such notes payable with the proceeds from a new loan agreement with a bank. No gain or loss was recognized on this refinancing transaction.

At December 31, 2005 long-term debt consisted of the following:

December 31, 2005
Note payable with a bank, with monthly principal and interest payments, interest at prime + 1% (8% at December 31, 2005), due March 2014; secured by land and buildings	$ 703,742

Note payable with a bank, monthly principal and interest payments, interest fixed at 7.5%, due November 2010; secured by equipment	883,841
Total	1,587,583
Current portion of long-term debt	(176,970)
Long-term debt, net of current portion	$ 1,410,613

The Company’s notes payable contain certain financial covenants that were not met as of December 31, 2005. However, the Company has obtained waivers for all such violations. As of December 31, 2005, aggregate principal maturities of long-term debt were as follows for years ended December 31:

2006	$ 176,970
2007	207,372
2008	222,407
2009	238,554
2010	233,924
Thereafter	508,356
$ 1,587,583

Note 8: Stockholders’ Equity

Common stock

Prior to December 31, 2004 the Company was wholly owned by two individuals. The Company did not have any stock issuances during 2004. In August 2005, the owner of 500 shares (50% of the Company) transferred 200 of his shares to a new employee for current and future services. The shares were accounted for as if the 200 shares were returned to the Company and canceled and then reissued by the Company at their fair value of $200,000 which was expensed in 2005.

Stock options

Prior to 2005, the Company had never granted any stock options or warrants. In August 2005, the owner of 500 shares (50% of the Company) granted an option to an employee and a consultant to purchase 50 shares each of the shareholders shares for $1,000 per share for current and future services. The options expired one year from the date of grant and vested immediately. The options were accounted for as if the Company granted the option. The employee’s option was accounted for under the intrinsic value which resulted in no compensation expense because the exercise price equaled the fair value of the common stock. The consultant’s option was measured at fair value resulting in expense of $37,430 in 2005. The weighted average fair value of the stock options granted during fiscal 2005 and 2004 was $747 and $0, respectively. The Company valued these options using the Black-Scholes option-pricing model with the following assumptions: (1) 5% risk-free interest rate, (2) expected option life of one year, (3) expected volatility was 225% based on a comparable company due to the Company being private with no public trading history at the time of grant, and (4) zero expected dividends. All 100 options were outstanding at December 31, 2005 and all were exercised in November 2006 by the option holder delivering a note receivable to the shareholder. The Company does not hold the note receivable and will not receive any of the collections on the note receivable.

Dividends

The Company paid dividends totaling $74,380 and $55,003 for the years ended December 31, 2005 and 2004.

Note 9: Related Party Transactions

There were no related party transactions during the years ended December 31, 2005 and 2004.

Note 10: Commitments and Contingencies

Litigation

The Company is from time to time involved in legal proceedings arising from the normal course of business. As of the date of this report, the Company is not currently involved in any legal proceedings.

Operating Leases

The Company leases land under noncancelable operating leases. At December 31, 2005, future minimum lease payments were as follows:

Years ended December 31,

2006	$ 61,076
2007	62,908
2008	42,769
Thereafter	-
$ 166,753

Rent expense totaled $52,678 and $52,250 for the fiscal years ended December 31, 2005 and 2004, respectively.

Note 11: Fair Value of Financial Instruments

The estimated fair value of the Company’s financial instruments is as follows at December 31, 2005:

•	Cash and equivalents, accounts receivable and accounts payable - The carrying amounts approximated fair value due to the short-term maturity of these instruments
•	Long-term debt (with variable interest rates) - The carrying value of borrowings approximated fair value because the interest rates are variable and based on current market rates.
•	Long-term debt (with fixed rates) - The carrying value of borrowings approximated fair value due to the short-term duration of this debt, as such debt was prepaid in 2006.

Note 12: Subsequent Events

In September 2006, the Company entered into a sale-leaseback transaction with a related party for the sale of the land and building that serves as its primary operating facility. Under the terms of the agreement, the assets were sold for $1.2 million. The sales price, net of related expenses, exceeded the net book value of the land and buildings by $197,408. This amount was recorded as a contribution to capital on the Company’s September 30, 2006 unaudited balance sheet due to the related party nature of the transaction. The related lease calls for 60 monthly payments of $11,000. The Company is responsible for maintenance, insurance and property taxes.

In November 2006, all of Deep Down’s shareholders transferred ownership of all of Deep Down’s common stock to Subsea Acquisition Corporation (“Subsea”), a newly formed acquisition corporation two-thirds owned by two shareholders who also owned in aggregate 25% of Deep Down, in exchange for 5,000 shares of Subsea’s Series D Preferred Stock and 5,000 shares of Subsea’s Series E Preferred Stock resulting in Deep Down becoming a wholly owned subsidiary of Subsea. On the same day, Subsea then merged with Deep Down, with the surviving company operating as Deep Down Inc. Subsea also issued 3,000 Series F shares and 1,000 Series G shares to two common shareholders of Subsea. These transactions were accounted for by Deep Down as an exchange of the shareholders 1,000 common shares representing 100% of Deep Down for 9,999,999 common shares, 5,000 Series D preferred shares, 5,000 Series E preferred shares, 3,000 Series F preferred shares and 1,000 Series G preferred shares. Any common or preferred shares issued in addition to a pro-rate exchange was valued using the fair value of the enterprise resulting in compensation expense to shareholders totaling $2,531,100.

On December 14, 2006 Deep Down exchanged all 9,999,999 shares of Deep Down common stock and all 14,000 shares of Deep Down preferred stock for 75,000,000 shares of common stock and 14,000 shares of preferred stock of MediQuip Holdings, Inc. (“MediQuip”), a publicly traded company. The preferred shares of MediQuip have the same designations as Deep Down’s preferred stock. As a result of the acquisition, the shareholders of Deep Down will own a majority of the voting stock of MediQuip, which changed its name to Deep Down, Inc. The merger will be accounted for as a reverse merger whereby Deep Down is the accounting acquirer resulting in a recapitalization of Deep Down’s equity. The acquisition did not require the approval of shareholders of MediQuip. In connection and simultaneously with this reverse merger, Westmeria Healthcare Limited, a wholly owned subsidiary of MediQuip was transferred to MediQuip’s majority shareholder in exchange for the cancellation of 31,351,256 common share equivalents.

During March 2007, the Board accepted a proposal from one of Deep Down’s shareholders to return 25,000,000 shares of common stock, 1,500 shares of Series F preferred, and 500 shares of Series G preferred in exchange for 1,250 shares of Series E preferred and $250,000 cash, along with his resignation from Deep Down’s board of directors.

EXHIBIT 99.2
DEEP DOWN, INC.
UNAUDITED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2006 AND FOR THE NINE MONTHS
ENDED SEPTEMBER 30, 2006 AND 2005

TABLE OF CONTENTS

Balance Sheet	F-1

Statements of Operations	F-2

Statements of Cash Flows	F-3

Notes to the Financial Statements	F-4

Deep Down, Inc.
Balance Sheet
(Unaudited)
September 30,
2006

Assets

Cash and equivalents	$ 16,251
Receivables	1,772,089
Inventory	1,026,900
Prepaid expenses and other current assets	16,265
Total current assets	2,831,505
Property and equipment, net	911,653
Total assets	$ 3,743,158

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$ 1,253,288
Current portion of long-term debt	403,057
Line of credit	453,200
Total current liabilities	2,109,545
Long-term debt	862,999
Total liabilities	2,972,544

Common stock, no par value, 1,000 shares
authorized, 1,000 shares issued and outstanding	201,000
Paid in capital	234,838
Retained earnings	334,776
Total stockholders' equity	770,614

Total liabilities and stockholders' equity	$ 3,743,158

See accompanying notes to financial statements.

Deep Down, Inc.
Statements of Operations
(Unaudited)

	Nine Months Ended September 30,
	2006	2005

Revenues	$ 6,281,025	$ 3,632,201
Cost of sales	3,321,304	1,657,542
Gross profit	2,959,721	1,974,659

Operating expenses:
Selling, general & administrative	1,962,019	1,146,119
Depreciation	177,253	152,946
Total operating expenses	2,139,272	1,299,065

Operating income	820,449	675,594
Other income (expense):
Gain (loss) on sale of assets	(1,002)	(5,851)
Interest expense	(128,714)	(124,377)
Total other income (expense)	(129,716)	(130,228)

Income from continuing operations	690,733	545,366

Discontinued operations:
Loss from operations of
discontinued businesses	-	(5,292)
Loss on disposal of business segment	-	(72,107)
Loss on discontinued operations	-	(77,399)

Income tax provision
Net income	$ 690,733	$ 467,967

Net income per share:
Basic and diluted	$ 690.73	$ 467.97

Weighted average common shares outstanding
Basic and diluted	1,000	1,000

See accompanying notes to financial statements.

Deep Down, Inc.
Statements of Cash Flows
(Unaudited)
	Nine Months Ended September 30,
	2006	2005
Cash flows from operating activities:

Net income	$ 690,733	$ 545,366
Loss from discontinued operations	-	(77,399)
Net income from continuing operations	690,733	622,765
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	177,253	152,946
Stock-based compensation	-	237,430
Provision for uncollectible accounts	104,772	(779)
Loss on disposal of business	-	5,851
Changes in assets and liabilities:
Accounts receivable	(954,478)	148,679
Inventory	(857,990)	(14,329)
Accounts payable and Accrued Expenses	837,374	(275,300)
Prepaids & other assets	29,842	(9,505)

Net cash provided by operating activities	27,506	790,359
Net cash used in discontinued operations	-	47,779
Net cash provided by operating activities	27,506	838,138

Cash flows from investing activities:
Proceeds from sale of equipment	4,410	33,000
Purchases of equipment	(358,563)	(2,398)

Net cash provided by continuing operations	(354,153)	30,602
Net cash provided by discontinued operations	-	112,168
Net cash provided by investing activities	(354,153)	142,770

Cash flows from financing activities:
Proceeds from issuance of long-term debt	496,800	-
Payments of long-term debt	(131,864)	(176,533)
Draws (repayments) on line of credit	403,200	(615,493)
Dividend payments	(557,502)	(74,380)

Net cash used in continuing operations	210,634	(866,406)
Net cash used in discontinued operations	-	(74,905)
Net cash used in financing activities	210,634	(941,311)

Change in cash and equivalents	(116,013)	39,597
Cash and equivalents, beginning of year	132,264	9,636
Cash and equivalents, end of year	$ 16,251	$ 49,233

See accompanying notes to financial statements.

Deep Down, Inc.
Notes to Financial Statements
(Unaudited)
Note 1: Background and Basis of Presentation

Deep Down, Inc, (“the Company”) a Delaware corporation, was founded in 1997. The Company provides installation management, engineering services, support services and storage management services for the subsea controls, umbilicals & pipeline industries offshore. The Company also fabricates component parts for subsea distribution systems and assemblies.

The accompanying unaudited financial statements as of September 30, 2006 and for the nine months ended September 30, 2006 and 2005, respectively, have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for audited financial statements. In the opinion of the Company’s management, the interim information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim periods. The footnote disclosures related to the interim financial information included herein are also unaudited.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Significant estimates and assumptions have been used by management in conjunction with the estimated useful lives of fixed assets and the computation of stock-based compensation. Actual results could differ from these estimates.

Note 2: Accounts Receivable

Management has established an allowance for uncollectible accounts of $109,407. Bad debt expense for the nine months ended September 30, 2006 and 2005 was $104,772 and $6,124, respectively.

Note 3: Property and Equipment

Property and equipment consisted of the following at September 30, 2006:

September 30, 2006
Building	$ 50,553
Vehicles and trailers	220,586
Equipment	1,816,875
Total	2,088,014
Less: Accumulated depreciation	(1,176,361)
Property and equipment, net	$ 911,653

In September 2006, the Company entered into a sale-leaseback transaction with a related party for the sale of the land and building that serves as its primary operating facilities. See Note 7.

Note 4: Concentrations

The Company maintains cash balances with several banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. The Company had no uninsured cash balances at September 30, 2006.

Note 5: Lines of Credit and Long-Term Debt

During 2006, the Company entered into a new loan agreement with a bank and received gross proceeds of $496,800. Such proceeds were used for working capital and to repay existing debt balances.

During 2006, the Company amended its line of credit agreement with a bank. Under the terms of the amended agreement, the Company can borrow up a maximum of the lesser of: 80% of the Company’s third party receivables or $1,000,000. The line is due on demand or at its maturity date of June 22, 2007. Outstanding balances accrue interest at a rate of prime (8.25% at September 30, 2006) plus 1%. The Company is required to maintain certain financial covenants, including maintaining a current ratio in excess of 1.5 to 1, debt service coverage in excess of 1.3 to 1, tangible net worth in excess of $900,000, and debt/net worth ratio less than 2 to 1, as each term is defined in the credit agreement. The Company was not in compliance with these covenants at September 30, 2006. However, the Company has obtained waivers for all such violations.

At September 30, 2006 long-term debt consisted of the following:

September 30, 2006
Note payable with a bank, monthly principal and interest payments, interest fixed at 7.5%, due September 2008; secured by machinery, equipment and furniture	$ 496,800

Note payable with a bank, monthly principal and interest payments, interest fixed at 7.5%, due November 2010; secured by equipment	769,256

Total	1,266,056
Current portion of long-term debt	(403,057)
Long-term debt, net of current portion	$ 862,999

Note 6: Related Party Transactions

In September 2006, the Company entered into a sale-leaseback arrangement with an entity controlled by the Company’s majority shareholder. See Note 7.

Note 7: Commitments and Contingencies

Litigation

The Company is from time to time involved in legal proceedings arising from the normal course of business. As of the date of this report, the Company is not currently involved in any legal proceedings.

Sale-Leaseback

In September 2006, the Company entered into a sale-leaseback transaction with a related party for the sale of the land and building that serves as its primary operating facilities. Under the terms of the agreement, the assets were sold for $1.2 million. The sales price, net of related expenses, exceeded the net book value of the land and buildings by $197,408. This amount was recorded as a contribution to capital on the Company’s balance sheet due to the related party nature of the transaction. The related lease calls for 60 monthly payments of $11,000. The lessee is responsible for maintenance, insurance and property taxes.

Note 8: Subsequent Events

In November 2006, all of Deep Down’s shareholders transferred ownership of all of Deep Down’s common stock to Subsea Acquisition Corporation (“Subsea”), a newly formed acquisition corporation two-thirds owned by two shareholders who also owned in aggregate 25% of Deep Down, in exchange for 5,000 shares of Subsea’s Series D Preferred Stock and 5,000 shares of Subsea’s Series E Preferred Stock resulting in Deep Down becoming a wholly owned subsidiary of Subsea. On the same day, Subsea then merged with Deep Down, with the surviving company operating as Deep Down Inc. Subsea also issued 3,000 Series F shares and 1,000 Series G shares to two common shareholders of Subsea. These transactions were accounted for by Deep Down as an exchange of the shareholders 1,000 common shares representing 100% of Deep Down for 9,999,999 common shares, 5,000 Series D preferred shares, 5,000 Series E preferred shares, 3,000 Series F preferred shares and 1,000 Series G preferred shares. Any common or preferred shares issued in addition to a pro-rate exchange was valued using the fair value of the enterprise resulting in compensation expense to shareholders totaling $2,531,100.

On December 14, 2006 Deep Down exchanged all 9,999,999 shares of Deep Down common stock and all 14,000 shares of Deep Down preferred stock for 75,000,000 shares of common stock and 14,000 shares of preferred stock of MediQuip Holdings, Inc. (“MediQuip”), a publicly traded company. The preferred shares of MediQuip have the same designations as Deep Down’s preferred stock. As a result of the acquisition, the shareholders of Deep Down will own a majority of the voting stock of MediQuip, which changed its name to Deep Down, Inc. The merger will be accounted for as a reverse merger whereby Deep Down is the accounting acquirer resulting in a recapitalization of Deep Down’s equity. The acquisition did not require the approval of shareholders of MediQuip. In connection and simultaneously with this reverse merger, Westmeria Healthcare Limited, a wholly owned subsidiary of MediQuip was transferred to MediQuip’s majority shareholder in exchange for the cancellation of 31,351,256 common share equivalents.

During March 2007, the Board accepted a proposal from one of Deep Down’s shareholders to return 25,000,000 shares of common stock, 1,500 shares of Series F preferred, and 500 shares of Series G preferred in exchange for 1,250 shares of Series E preferred and $250,000 cash, along with his resignation from Deep Down’s board of directors.

EXHIBIT 99.2

Unaudited Pro Forma Financial Information:

The following selected Unaudited Pro Forma Financial Information is based on the historical financial statements of MediQuip Holdings, Inc. (“MediQuip”) and Deep Down, Inc. (“Deep Down”) and has been prepared to illustrate the effect of Deep Down’s acquisition of MediQuip. The Unaudited Pro Forma information has been prepared reflecting the spinoff of Westmeria Healthcare Limited, MediQuip’s wholly-owned operating subsidiary (which took place subsequent to October 31, 2006) and treating the merger as a reverse merger whereby Deep Down is the acquirer for accounting purposes. MediQuip reports its financial results on a financial year ending January 31, whereas Deep Down reports its financial results on a financial year ending December 31. The pro forma balance sheet gives effect to the acquisition of MediQuip as if it occurred on September 30, 2006 utilizing the balance sheet of MediQuip as of October 31, 2006.

A proforma statement of operations has not been presented since the only operations that MediQuip had were through its wholly owned subsidiary Westmeria Healthcare Limited which was spun-off in connection with and simultaneous with the reverse merger.

Since the selected unaudited pro forma combined financial information is based upon MediQuip’s financial position during periods when MediQuip was not under the control, influence or management of Deep Down, the information presented may not be indicative of the financial position had the transaction been completed at September 30, 2006, nor is it indicative of the future financial position of the combined entity.

Deep Down, Inc.
Unaudited Pro Forma Combined Balance Sheets as of September 30, 2006

	MediQuip Historical 10/31/06	Deep Down, Inc. Historical 9/30/06	Pro Forma Adjustments		Pro Forma Adjustments		Deep Down, Inc. Consolidated Pro Forma

Assets
Cash and equivalents	$ 8,640	$ 16,251	$ (8,640)	(1)			$ 16,251
Receivables	311,952	1,772,089	(311,952)	(1)			1,772,089
Inventory	202,395	1,026,900	(202,395)	(1)			1,026,900
Prepaid expenses and other current assets	32,471	16,295	(32,471)	(1)			16,265
Total current assets	555,458	2,831,505	(555,458)		-		2,831,505
Property and equipment, net	262,898	911,653	(262,898)	(1)			911,653
Other assets	-	-	-				10,750
Total assets	$ 818,356	$ 3,743,158	$ (818,356)		$ -		$ 3,743,158

Liabilities and Stockholders' Equity
Accounts payable	$ 629,685	$1,253,288	$ (629,685)	(1)			$ 1,253,288
Accrued expenses	-	267,285	-	(1)			267,285
Current portion of long-term debt	70,249	403,057	(70,249)	(1)			403,057
Amounts payable to stockholder	214,429	-	(214,429)	(1)			-
Line of credit	-	453,200	-				453,200
Total current liabilities	914,363	2,109,545	(914,363)		-		2,109,545
Long-term debt	254,848	862,999	(254,848)				862,999
Total liabilities	1,169,211	2,972,544	(1,169,211)		-		2,972,544

Series A convertible preferred stock	4,206	-	(4,206)	(1)			-
Series C convertible preferred stock	22	-					22
Series D convertible preferred stock							-
Series E convertible preferred stock					80,725	(2)	1
					(80,724)	(3)
Series F convertible preferred stock					1,254,990	(2)	-
					(1,254,990)	(3)
Series G convertible preferred stock					55,805	(2)	-
					(55,805)	(3)
Common stock	52,947	201,000	25,755	(1)	1,139,580	(2)	828,702

					(590,580)	(3)
Additional paid-in capital	5,846,831	234,838	(5,925,555)	(1)	-		2,138,213
					1,982,099	(3)
Retained earnings (Accumulated deficit)	(5,944,710)	334,776	5,944,710	(1)	(2,531,100)	(2)	(2,196,324)
Accumulated other comprehensive loss	(310,151)	-	310,151	(1)			-
Total stockholders' equity (deficit)	(350,855)	770,614	350,855		-		770,614

Total liabilities and stockholders' equity	$ 818,356	$ 3,743,158	$ (818,356)		$ -		$ 3,743,158

Deep Down, Inc.
Notes to Unaudited Pro Forma Combined Financial Statements

Note 1: Balance Sheet Adjustments

The unaudited pro forma balance sheet gives effect to the following unaudited pro forma adjustments:

1.
In connection and simultaneously with this reverse merger, Westmeria Healthcare Limited, a wholly owned subsidiary of MediQuip was transferred to MediQuip’s majority shareholder in exchange for the cancellation of 31,351,256 common share equivalents.

2.
In November 2006, all of Deep Down’s shareholders transferred ownership of all of Deep Down’s common stock to Subsea Acquisition Corporation (“Subsea”), a newly formed acquisition corporation two-thirds owned by two shareholders who also owned in aggregate 25% of Deep Down, in exchange for 5,000 shares of Subsea’s Series D Preferred Stock and 5,000 shares of Subsea’s Series E Preferred Stock resulting in Deep Down becoming a wholly owned subsidiary of Subsea. On the same day, Subsea then merged with Deep Down, with the surviving company operating as Deep Down Inc. Subsea also issued 3,000 Series F shares and 1,000 Series G shares to two common shareholders of Subsea. These transactions were accounted for by Deep Down as an exchange of the shareholders 1,000 common shares representing 100% of Deep Down for 9,999,999 common shares, 5,000 Series D preferred shares, 5,000 Series E preferred shares, 3,000 Series F preferred shares and 1,000 Series G preferred shares. Any common or preferred shares issued in addition to a pro-rate exchange was valued using the fair value of the enterprise resulting in non cash compensation expense to shareholders totaling $2,531,100.

3.	The issuance of the following equity securities in connection with the Agreement and Plan of Reorganization that occurred on December 14, 2006;

•	75,000,000 shares of Common Stock
•	5,000 shares of Series D Redeemable Convertible Preferred Stock
•	5,000 shares of Series E Redeemable Exchangeable Preferred Stock
•	3,000 shares of Series F Redeemable Convertible Preferred Stock
•	1,000 shares of Series G Redeemable Exchangeable Preferred Stock